Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File No. 333-258165 and No. 333-267659 on Form S-8 of NorthEast Community Bancorp, Inc. of our report dated March 28, 2024, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of NorthEast Community Bancorp, Inc. for the year ended December 31, 2023.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

March 28, 2024